EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of First Horizon Pharmaceutical Corporation on Form S-8 of our reports dated February 14, 2003, relating to the consolidated financial statements of First Horizon Pharmaceutical Corporation as of and for the year ended December 31, 2002 appearing in the Annual Report on Form 10-K of First Horizon Pharmaceutical Corporation for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP

Atlanta, Georgia
August 29, 2003